Exhibit 13.2

SECTION 906 CERTIFICATION

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) in connection with the annual report on Form 20-F of BHP Group Plc and BHP Group Limited, (the “Companies”) for the annual period ended 30 June 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer of the Companies hereby certifies, to such officer’s knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Companies.

/s/ Peter Beaven
Name:	Peter Beaven
Title:	Chief Financial Officer
Date:	22 September 2020

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed “filed” by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.